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                                                              Exhibit (a)(1)(vi)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Obtaining a Number

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

Payees Exempt from Backup Withholding

Payees that may be exempt from backup withholding on ALL interest and dividend payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a) or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Exempt payees described above nevertheless should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM,
SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.
   Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N. (All "section"
references herein are to the Internal Revenue Code of 1986)

Privacy Act Notice--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish TIN--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------    -----------------------------------------------------------
                                  Give the                                                       Give the
                                  SOCIAL                                                         EMPLOYER
For this type account:            SECURITY                     For this type of account:         IDENTIFICATION
                                  Number of--                                                    Number of--
-----------------------------------------------------------    -----------------------------------------------------------
1. An individual's account        The individual               9.  A valid trust, estate, or     Legal entity (Do not
                                                                   pension fund                  furnish the identifying
2. Two or more individuals        The actual owner                                               number of the personal
   (joint account)                of theaccount or, if                                           representative or trustee
                                  combined funds, any                                            unless the legal entity
                                  one of the individuals/1/                                      itself is not designated
                                                                                                 in the account title)/5/
3. Husband and wife (joint        The actual owner of the
   account)                       account or, if joint         10. Corporate account             The corporation
                                  funds, either person1
                                                               11. Religious, charitable, or     The organization
4. Custodian account of a         The minor/2/                     educational organization
   minor (Uniform Gift to                                          account
   Minors Act)
                                                               12. Partnership account held in   The partnership
5. Adult and Minor (joint         The adult or, if them in         the name of the business
   account)                       or is the only
                                  contributor, the minor/1/    13. Association, club, or other   The organization
                                                                   tax-exempt organization
6. Account in the name of         The ward, minor or in
   guardian or committee for a    competent person/3/          14. A broker or registered        The broker or nominee
   designated ward, minor, or                                      nominee
   incompetent person
                                                               15. Account with the Department   The public entity
7. a. The usual revocable         The grantor-trustee/1/           of Agriculture in the name
      savings trust account                                        of a public entity (such as
      (grantor is also trustee)                                    a State or local government,
                                                                   school district, or person)
   b. So-called trust account     The actual owner/1/              that receives agricultural
      that is not a legal or                                       program payments
      valid trust under State
      law

8. Sole proprietorship account    The Owner/4/
-----------------------------------------------------------    -----------------------------------------------------------

/1/  List first and circle the name of the person whose number you furnish.
/2/  Circle the minor's name and furnish the minor's social security number.
/3/ Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
/4/  Show the name of the owner.
/5/  List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.